Exhibit 10.13

INCENTIVE STOCK OPTION AGREEMENT

OPTION granted in New York, New York on December 31, 2010 (the "Date of Grant") by Laidlaw Energy Group, Inc., a New York corporation (the "Corporation"), to Louis T. Bravakis (the "Grantee".

I. GRANT OF OPTION. The Corporation hereby grants to the Grantee the irrevocable Option to purchase, on the terms and subject to the conditions herein set forth, up to 25,000,000 fully paid and non-assessable shares of the Corporation's Common Stock, par value $.001 per share, at the option price of $.0047 per share, being not less than 100% of the fair market value of such Common Stock on the Date of Grant.

II. PERIOD OF OPTION. The Option may be executed in whole or in part at any time subsequent to the date hereof without expiration.

III. METHOD OF EXERCISE OF OPTION. The Option may be exercised in whole or in part by the Grantee's giving written notice, specifying the number of shares which the Grantee elects to purchase and the date on which such purchase is to be made, to the Corporation by mail, postage prepaid, or delivering such notice by hand to the Corporation at its principal office in New York, NY, to the attention of the Chairman of the Board and Chief Executive Officer, at least ten and not more than thirty days prior to the date specified in such notice as the date on which such purchase is to be made.

If such exercise shall be in accordance with the provisions of the Option, as specified in this Stock Option Agreement, the Corporation shall, on the date specified in the notice and against receipt from the Grantee of the option price, deliver to Grantee, a certificate or certificates for the shares of Common Stock so purchased and shall pay all stamp taxes payable in connection therewith. For purposes of this Section 3, a person to whom the Option is transferred by will or pursuant to the laws of descent and distribution, shall be deemed to be the Grantee.

IV. INCENTIVE STOCK OPTION. The Option is designated an "incentive stock option" and is intended to qualify as such under Section 422(b) of the Internal Revenue Code of 1986 (the 'Code'). If the shares of stock subject to this Option are disposed of before the expiration of two years from the Date of Grant and one year from the date of exercise, the Option will cease to qualify as an 'incentive stock option' under Section 422(b) of the Code. In that event, under current law, the Grantee will recognize ordinary taxable income on the date of exercise in the amount of the difference between the market value of the stock on that date and the option price. If the Grantee meets the Section 422(b) holding period requirements set forth above, under current law the Grantee will recognize a capital gain or loss upon disposition of the stock, but will not recognize taxable income on the date of exercise.

V. TRANSFERABILITY. The Option is not transferable otherwise than by will or pursuant to the laws of descent and distribution, and is exercisable during the Grantee's lifetime only by the Grantee.

VI. BINDING AGREEMENT. This Stock Option Agreement shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of the Grantee's beneficiary or legal representatives, as the case may be.

VII. ENTIRE AGREEMENT. This Stock Option Agreement contains the entire agreement of the parties with respect to the Option granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.

If the foregoing is in accordance with your understanding and approved by you, please so confirm by signing and returning the duplicate of this Stock Option Agreement enclosed for that purpose.

LAIDLAW ENERGY GROUP, INC.

By	/s/ Michael B. Bartoszek
Michael B. Bartoszek Chairman of the Board and Chief Executive Officer

The foregoing is in accordance with my understanding and is hereby confirmed and agreed to as of the Date of Grant.

/s/ Louis T. Bravakis
Louis T. Bravakis, Grantee